UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020

PAE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-38643	81-3173473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Leesburg Pike, Suite 300 North Falls Church, Virginia		22043
(Address of principal executive offices)		(Zip Code)

(703) 717-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	PAE	Nasdaq Stock Market
Warrants	PAEWW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 10, 2020 (the “Closing Date”), the registrant consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated November 1, 2019, by and among Gores Holdings III, Inc. (“Gores Holdings III”), EAP Merger Sub, Inc. (“First Merger Sub”), EAP Merger Sub II, LLC (“Second Merger Sub”), Shay Holding Corporation (“Shay”), and Platinum Equity Advisors, LLC (in its capacity as the Stockholder Representative, the “Stockholder Representative”) (the “Merger Agreement”), which provided for: (a) the merger of First Merger Sub with and into Shay, with Shay continuing as the surviving corporation (the “First Merger”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Shay with and into Second Merger, Sub with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the First Merger, the registrant owns 100% of the outstanding common stock of Shay and each share of common stock of Shay has been cancelled and converted into the right to receive a portion of the consideration payable in connection with the Merger. As a result of the Second Merger, the registrant owns 100% of the outstanding interests in Second Merger Sub. In connection with the closing of the Business Combination (the “Closing”), the registrant owns, directly or indirectly, 100% of the stock of Shay and its subsidiaries and the stockholders of Shay as of immediately prior to the effective time of the First Merger (the “Shay Stockholders”) hold a portion of the Class A Common Stock, par value $0.0001 per share, of the registrant (the “Class A Stock”).

In connection with the Closing, the registrant changed its name from “Gores Holdings III, Inc.” to “PAE Incorporated.” Unless the context otherwise requires, in this Current Report on Form 8-K, the “registrant” and the “Company” refer to Gores Holdings III, Inc. prior to the Closing and to the combined company and its subsidiaries following the Closing and “PAE” refers to the business of Shay Holding Corporation and its subsidiaries prior to the Closing and the business of the combined company and its subsidiaries following the Closing.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, pursuant to the terms of the Merger Agreement, the Company entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Gores Sponsor III LLC (the “Sponsor”), the Shay Stockholders (as defined below), Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea. Messrs. Bort, Patton and Rea were the Company’s independent directors prior to the Business Combination and, together with the Sponsor, are collectively referred to herein as the “Gores Stockholders.”

Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security of the Company (including (i) the warrants held by the Sponsor that were issued to it on the closing date of the Company’s initial public offering (the “IPO”), each of which is exercisable for one share of Class A Stock, in accordance with its terms (the “Private Placement Warrants”) and (ii) shares of Class A Stock issued or issuable upon the exercise of any other equity security) held by a party to the Registration Rights Agreement as of the Closing Date or thereafter acquired thereby (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants and shares of Class A Stock issued or issuable as earn-out shares to the Shay Stockholders pursuant to the terms of the Merger Agreement) and (b) any other equity security of the Company issued or issuable with respect to any such share of Class A Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The Registration Rights Agreement provides that the Company will, within 30 days after the Closing Date, file with the Securities and Exchange Commission (“SEC”) a shelf registration statement registering the resale of the shares of Class A Stock held by the parties to the Registration Rights Agreement and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing thereof. The Gores Stockholders and the Shay Stockholders are each entitled to make up to six demands, excluding short form demands, that the Company register shares of Class A Stock held by these parties. In addition, the parties to the Registration Rights Agreement have certain “piggy-back” registration rights with respect to other offerings by the Company or other stockholders exercising a demand right. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the parties to the Registration Rights Agreement agree in the Registration Rights Agreement to provide customary indemnification in connection with offerings of the registrable securities effected pursuant to the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Investor Rights Agreement

On the Closing Date, pursuant to the terms of the Merger Agreement, the Company and PE Shay Holdings, LLC (the “Platinum Stockholder”) entered into that certain Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Platinum Stockholder has the right to nominate up to two directors to the Company’s board of directors. Initially, one of the two nominees will be the Company’s Chief Executive Officer, who will be nominated as a Class II director, and the other nominee will be a representative of the Platinum Stockholder, who will be nominated as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholder and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholder has the right to nominate a director, it will also have the right to: (a) designate the chairman of the board of directors of the Company (who need not be a nominee of the Platinum Stockholder); (b) appoint one representative to each committee of the board of the Company other than the audit committee; (c) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the Company; and (d) subject to applicable law and stock exchange requirements, require that the Company board does not exceed five directors.

The Platinum Stockholder’s right to designate directors to the board is subject to its ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholder holds: (i) 10% or greater of the outstanding Class A Stock, it will have the right to appoint two directors; (ii) less than 10% but greater than or equal to 5% of the outstanding Class A Stock, it will have the right to appoint one director; and (iii) less than 5% of the outstanding Class A Stock, it will not have the right to appoint any directors.

The foregoing description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Investor Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Incentive Plan

The Company’s board of directors approved the PAE Incorporated 2020 Equity Incentive Plan (the “Incentive Plan”) on January 20, 2020, and the Company’s stockholders approved the Incentive Plan at the Special Meeting (as defined below). The purpose of the Incentive Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. These incentives are provided through the grant of stock options, including incentive stock options, and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units, and other stock or cash-based awards. The Incentive Plan is described in greater detail in the section of the Company’s definitive proxy statement filed with the SEC on January 24, 2020 (the “Proxy Statement”) entitled “Proposal No. 6 – Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan” beginning on page 196, which information is incorporated herein by reference.

The foregoing description of the Incentive Plan is not complete and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.30 and is incorporated herein by reference.

Indemnity Agreements

In connection with the closing of the Business Combination, the Company entered into indemnity agreements with each of its directors and executive officers and certain other officers of the Company. Each indemnity agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnity agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnity agreements, a form of which is attached hereto as Exhibit 10.34 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On February 7, 2020, the Business Combination was approved by the Company’s stockholders at a special meeting thereof (the “Special Meeting”), held in lieu of the 2020 annual meeting of the Company’s stockholders.

Pursuant to the terms of the Merger Agreement, the aggregate merger consideration paid for the Business Combination was approximately $1.4 billion. The consideration paid to the Shay Stockholders consisted of a combination of cash and stock consideration. The aggregate cash consideration paid to the Shay Stockholders at the Closing was approximately $417 million, consisting of (a) approximately $408 million of cash available to the Company from the trust account that held the proceeds from the IPO (the “Trust Account”), after giving effect to income and franchise taxes payable in respect of interest income earned in the Trust Account and redemptions that were elected by the Company’s public stockholders, plus (b) all of the Company’s other cash and cash equivalents, plus (c) gross proceeds of approximately $220.0 million from the Company’s private placement of an aggregate of 23,913,044 shares of Class A Stock (the “Private Placement”) with a limited number of accredited investors (as defined by Rule 501 of Regulation D) without any form of general solicitation or general advertising pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), less (d) certain transaction fees and expenses, including the payment of deferred underwriting commissions agreed to at the time of the IPO, less (e) certain payments to participants in the Pacific Architects and Engineers Incorporated 2016 Participation Plan, less (f) approximately $138 million used to repay a portion of the indebtedness of PAE immediately prior to the Closing, less (g) approximately $33 million of transaction fees and expenses of PAE. The remainder of the consideration paid to the Shay Stockholders consisted of 21,127,823 newly issued shares of Class A Stock (the “Stock Consideration”).

The foregoing consideration paid to the Shay Stockholders may be further increased by amounts payable as earn-out shares of Class A Stock pursuant to the terms of the Merger Agreement.

In order to facilitate the Business Combination, the Sponsor agreed to the cancellation of approximately 3,000,000 shares of the Company’s Class F common stock, par value $0.0001 per share (the “Class F Stock”), held by it, 1,086,956 shares of which were cancelled and reissued as Class A Stock on a one-for-one basis and issued to the Shay Stockholders as additional Stock Consideration and 1,913,044 shares of which were cancelled in respect of the Private Placement representing a portion of the total number of shares of Class A Stock that the Company sold to the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discounted price of $9.20 per share. The remaining shares of Class F Stock were automatically converted into shares of Class A Stock on a one-for-one basis at the Closing and will continue to be subject to the transfer restrictions applicable to such shares of Class F Stock.

The material terms and conditions of the Merger Agreement are described in greater detail in the section of the Proxy Statement entitled “Proposal No. 1 – Approval of the Business Combination – The Merger Agreement” beginning on page 131, which information is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the information incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in the market for PAE’s services;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to maintain the listing of the Class A Stock on the Nasdaq Stock Market (“Nasdaq”) following the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the combined businesses, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	the outcome of any legal proceedings that may be instituted against the Company following consummation of the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•

other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 59.

Business and Properties

The information set forth in the section of the Proxy Statement entitled “PAE’s Business” beginning on page 223, including the information regarding the properties used in the business included in the subsection thereof entitled “—Properties” on page 237, and in the section of the Proxy Statement entitled “Information About the Company” beginning on page 205 is incorporated herein by reference.

The Company’s principal executive office is located at 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043.

Risk Factors

The information set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 59 is incorporated herein by reference.

Selected Consolidated Historical Financial and Other Information

The information set forth in the section of the Proxy Statement entitled “Selected Consolidated Historical Financial and Other Information of Shay” beginning on page 54 is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

The information set forth in the section of the Proxy Statement entitled “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 243, including the information in the subsection thereof entitled “—Quantitative and Qualitative Disclosures About Market Risks” beginning on page 261, is incorporated herein by reference. Management’s Discussion and Analysis of Financial Condition and Results of Operations for Shay Holding Corporation for the years ended December 31, 2019, 2018 and 2017 will be filed as Exhibit 99.2 to an amendment to this Current Report on Form 8-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s common stock as of the Closing Date by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on 92,040,654 shares of Company common stock issued and outstanding as of the Closing Date, which calculation includes all shares of Class A Stock issued and outstanding as of the Closing Date, the only outstanding class of the Company’s common stock following the Business Combination. All shares of Class F Stock were converted into shares of Class A Stock or cancelled in connection with the Closing.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares	Ownership Percentage (%)
Gores Sponsor III LLC (1)(2)	11,487,167	11.8
Alec Gores (1)(2)	14,598,420	15.0
Platinum Equity Investors (3)	20,919,578	22.7
Platinum Equity, LLC (3)(4)(5)	23,424,398	25.2
Integrated Core Strategies (6)	7,184,067	7.7
John Heller	112,663	*
Charles Peiffer	26,892	*
Paul W. Cobb, Jr.	19,326	*
Charles Anderson	—	—
Rene Moline	—	—
Patricia M.C. Munchel	—	—
Paul T. Bader	—	—
Marshall Heinberg	—	—
John P. Hendrickson	—	—
Louis Samson (7)	371,085	*
All directors and executive officers as a group (10 individuals)	529,966	*

*	Less than one percent.
(1)

Represents shares held by Gores Sponsor III LLC which is controlled indirectly by Mr. Gores. Voting and disposition decisions with respect to such securities are made by Mr. Gores. Mr. Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(2)	The business address of each of Gores Sponsor III LLC and Alec Gores is 9800 Wilshire Blvd., Beverly Hills, California 90212.

(3)

Consists of shares of Class A Stock held by PE Shay Holdings, LLC. Platinum Equity Capital Shay Partners I, L.P., Platinum Equity Capital Shay Partners II, L.P., Platinum Equity Capital Partners-A III, L.P., Platinum Equity Capital Partners-B III, L.P., Platinum Equity Capital Partners-C III, L.P. (collectively, the “Platinum Funds”) and Platinum Shay Principals, LLC collectively own all of the equity interests of PE Shay Holdings, LLC. As a result, the Platinum Funds and Platinum Shay Principals, LLC may be deemed to beneficially own the securities held by PE Shay Holdings, LLC. Platinum Equity, LLC is the sole member of Platinum Equity Investment Holdings Manager III, LLC, which is the sole manager of Platinum Equity Investment Holdings III, LLC which is the senior managing member of each of Platinum Shay Principals, LLC and Platinum Equity Partners III, LLC. Platinum Equity Partners III, LLC is the general partner of each of the Platinum Funds. Therefore, each of the foregoing entities may be deemed to share beneficial ownership of the securities beneficially owned by the Platinum Funds and Platinum Shay Principals, LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC. As a result, Mr. Gores may be deemed to share voting and investment power with respect to all shares of Class A Stock of the Issuer beneficially owned by Platinum Equity, LLC. The address of each entity and individual named in this footnote is 360 North Crescent Drive, Beverly Hills, California 90210.

(4)	Includes 1,546,650 shares of Class A Stock and 958,170 shares of the Class A Stock issuable upon exercise of warrants, in each case held directly by Platinum Equity, LLC.
(5)	Owns interests in entities which own direct or indirect non-controlling interests in our Sponsor and therefore disclaims any beneficial ownership of Class A Stock owned by our Sponsor.
(6)

Includes 6,517,401 shares of Class A Stock and 666,666 shares of the Class A Stock issuable upon exercise of warrants. The business address of Integrated Core Strategies (US) LLC is 666 Fifth Avenue, New York, New York 10103. Mr. Israel A. Englander controls the managing member of Millennium Group Management LLC (the managing member of Millennium Management LLC, the general partner of the managing member of Integrated Core Strategies (US) LLC) and may be deemed to be responsible for voting and disposition decisions related to the securities reported therein. Mr. Englander disclaims beneficial ownership of these securities.

(7)	Includes 229,134 shares of Class A Stock and 141,951 shares of the Class A Stock issuable upon exercise of warrants.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 276, which information is incorporated herein by reference.

Each of Messrs. Paul T. Bader, Marshall Heinberg, John E. Heller, John P. Hendrickson and Louis Samson were elected by the Company’s stockholders at the Special Meeting to serve as directors of the Company, effective upon consummation of the Business Combination, at which time the size of the board was five members. Mr. Hendrickson was elected to serve as a Class I director with a term expiring at the Company’s 2021 annual meeting of stockholders; Messrs. Heller and Bader were elected to serve as Class II directors with a term expiring at the Company’s 2022 annual meeting of stockholders; and Messrs. Heinberg and Samson were elected to serve as Class III directors with a term expiring at the Company’s 2023 annual meeting of stockholders. Mr. Heinberg was appointed to serve as the chairman of the board of directors.

Messrs. Bader, Heinberg and Hendrickson will serve as members of the audit committee of the board of directors, with Mr. Bader serving as its chairman. Messrs. Bader, Heinberg and Hendrickson will serve as members of the compensation committee, with Mr. Hendrickson serving as its chairman. Information with respect to the Company’s audit committee and compensation committee is set forth in the Proxy Statement in the section entitled “Information About the Company – Management – Committees of the Board of Directors” beginning on page 210, which information is incorporated herein by reference.

In addition, on February 10, 2020, the board of directors formed the nominating and corporate governance committee. Messrs. Bader, Heinberg and Hendrickson will serve as members of the nominating and corporate governance committee, with Mr. Heinberg serving as its chairman. The purpose of the nominating and corporate governance committee is to identify individuals qualified to become members of the Company’s board of directors consistent with criteria approved by the board of directors, to recommend that the board of directors select the director nominees for the next annual meeting of stockholders, to oversee the evaluation of the board of directors, and to develop and maintain the Company’s corporate governance policies and practices. The nominating and corporate governance committee has a written charter that sets forth the committee’s purpose and responsibilities, which, in addition to the items listed above, include:

•	identifying and evaluating individuals qualified to become members of the board of directors and its committees, including those individuals recommended by the Company’s stockholders;

•	selecting, or recommending that the board of directors select, the director nominees;

•

periodically reviewing the management development and succession plans relating to positions held by executive officers, direct reports of executive officers and such other officers and employees as the committee may determine is advisable;

•	overseeing the evaluation of the board;

•	periodically reviewing and recommending to the board of directors any amendments to the Company’s corporate governance guidelines and the committee’s charter;

•	identifying corporate governance best practices and reviewing and recommending to the board of directors any changes to the Company’s corporate governance policies;

•	evaluating its performance and submitting any recommended changes to the board for its consideration.

The nominating and corporate governance committee has the authority to retain advisors as the committee deems appropriate.

In connection with the consummation of the Business Combination, on the Closing Date, John E. Heller was appointed to serve as the Company’s President & Chief Executive Officer, Charles D. Peiffer was appointed to serve as the Company’s Executive Vice President & Chief Financial Officer, Paul W. Cobb, Jr. was appointed to serve as the Company’s Executive Vice President, General Counsel & Secretary, Patricia M.C. Munchel was appointed to serve as the Company’s Executive Vice President & Chief Human Resources Officer, Rene Moline was appointed to serve as the Company’s President, National Security Solutions, and Charles A. Anderson was appointed to serve as the Company’s President, Global Mission Services.

In connection with the Closing, each of the Company’s executive officers prior to the Closing resigned from his respective position as an executive officer of the Company, in each case effective as of the effective time of the First Merger.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, and in the past year have served, as members of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s board of directors.

Executive Compensation

The compensation of the named executive officers of PAE is set forth in the Proxy Statement in the section entitled “Executive Compensation” beginning on page 265, which information is incorporated herein by reference. The general compensation programs of the Company’s executive officers after the Business Combination are described in the section of the Proxy Statement entitled “Management After the Business Combination – Compensation of Executive Officers and Directors Following the Business Combination” beginning on page 279, which information is incorporated herein by reference.

As of the filing of the Proxy Statement, PAE had not determined the level of attainment of 2019 goals under PAE’s Leadership Incentive Compensation Plan (“LICP”) or the 2019 annual bonuses for PAE’s named executive officers. Accordingly, the Proxy Statement did not include these amounts. On February 8, 2020, PAE determined to pay the following 2019 annual bonuses to its named executive officers under the LICP: Mr. Heller—$951,612 ; Mr. Peiffer—$524,162; Mr. Cobb—$390,531; Mr. Anderson—$384,396; and Mr. Moline—$243,750. The total compensation reportable in the 2019 Summary Compensation Table for each of PAE’s named executive officers, including their 2019 annual bonuses, is: Mr. Heller—$1,704,769; Mr. Peiffer—$1,093,998; Mr. Cobb—$807,650; Mr. Anderson—$810,707; and Mr. Moline—$583,304.

The following table sets forth PAE’s actual 2019 results against its 2019 corporate financial goals under the LICP:

Metric	Target	Actual Results
Adjusted EBITDA	$165,700,000	$163,000,000
DSO	64 days	62 days

Adjusted EBITDA is a non-GAAP financial measure that PAE calculates as net income adjusted to exclude net interest expense, tax expense, depreciation and amortization and related party expenses, and further adjusted to eliminate the impact of certain items that are not considered indicative of PAE’s ongoing operating performance. Days sales outstanding, or “DSO,” is a non-GAAP financial measure that PAE calculates as accounts receivable divided by the sum of the last three months of revenue multiplied by the accounting days included in the last three months. In this calculation, accounts receivable may be adjusted to eliminate the impact of certain items that PAE does not consider indicative of its ongoing operating performance.

Based on the achievement of corporate goals and its review of the individual performance of the named executive officers based on their performance on the company-wide goals, as well as achievement of individual goals in each of the three individual performance categories of “Contribute to Growth,” “Demonstrate Integrity,” and “Perform with Excellence,” PAE established the Financial Performance Factors and Individual Performance Factors set forth in the table below. The Financial Performance Factor for Mr. Heller, Mr. Peiffer and Mr. Cobb was adjusted upward to recognize success in cash management, the PAE transaction, and the sale of the ISR business. Mr. Anderson’s Financial Performance Factor was increased to recognize his role in overseeing the strong financial performance of PAE’s GMS business. The Financial Performance Factor for Mr. Moline was decreased due to contract award delays; his Individual Performance Factor was adjusted upward to recognize success in cash management, the sale of the ISR business, successful performance on contracts with intelligence community customers and awards under the ETSC contract.

Name(1)	Base Pay	Target Bonus	Financial Performance Factor	Individual Performance Factor	Total 2019 LICP Bonus
John E. Heller	$732,009	100%	130.0%	100.0%	$951,612
Charles D. Peiffer	$537,602	75%	130.0%	100.0%	$524,162
Paul W. Cobb, Jr.	$400,545	75%	130.0%	100.0%	$390,531
Charles A. Anderson	$412,000	75%	124.4%	100.00%	$384,396
Rene Moline	$325,000	75%	85.0%	117.65%	$243,750

(1)	Some figures may not add up due to rounding.

The total amounts payable to PAE’s named executive officers under the various severance and other arrangements and agreements that were in effect on December 31, 2019 for various scenarios involving a termination of employment, assuming a December 31, 2019 termination date and taking into account the actual 2019 annual bonuses paid, are as follows:

Name/Triggering Event	Total($)
John E. Heller
Death/Disability	$966,612
Involuntary Termination	$3,552,071
Charles D. Peiffer
Death/Disability	$539,162
Involuntary Termination	$1,061,763
Paul W. Cobb, Jr.
Death/Disability	$405,531
Involuntary Termination	$806,795
Charles A. Anderson
Death/Disability	$15,000
Involuntary Termination	$412,000
Rene Moline
Death/Disability	$15,000
Involuntary Termination	$325,000

2016 Participation Plan

Prior to the Closing, PAE’s named executive officers held performance units under the Pacific Architects and Engineers Incorporated 2016 Participation Plan (the “Participation Plan”). In connection with the entry into the Merger Agreement, PAE agreed to terminate the Participation Plan effective immediately prior to the Closing, and the named executive officers entered into termination agreements pursuant to which they were entitled to receive a lump-sum payment promptly following the Closing in exchange for a release of claims relating to the Participation Plan. As of the filing of the Proxy Statement, the amounts payable to PAE’s named executive officers under the Participation Plan could not be determined. Pursuant to their respective Participation Plan termination agreements, PAE’s named executive officers received the following payments upon the Closing: Mr. Heller—$6,188,518.05; Mr. Peiffer—$3,870,452.47; Mr. Cobb—$1,881,341.96; Mr. Anderson—$337,649.91; and Mr. Moline—$337,615.07. In addition, the Participation Plan administrator exercised its discretion under the Participation Plan to pay Mr. Heller an additional $250,000 in addition to the amount provided in the release agreement.

Awards of Company Restricted Stock Units

Under the terms of the Merger Agreement, the Company agreed to issue restricted stock units representing the right to receive up to an aggregate of 3,200,000 shares of its Class A Stock to directors and officers of the post-Business Combination company. On February 10, 2020, the Company’s board of directors approved, effective upon the effectiveness of a registration statement on Form S-8 filed by the Company with the SEC covering the offer and sale of securities under the Incentive Plan and subject to the named executive officer’s continued employment until such time, the following awards of restricted stock units for the named executive officers under the Incentive Plan:

Name	Restricted Stock Units
John E. Heller	797,500
Charles D. Peiffer	220,000
Paul W. Cobb, Jr.	139,500
Charles A. Anderson	83,000
Rene Moline	83,500

The restricted stock units will vest in a single installment on the first anniversary of the Closing. If before the restricted stock units vest or are issued, a Change of Control (as defined in the Merger Agreement) of the Company occurs or the employment of a named executive officer is terminated without “Cause” or due to the named executive officer’s death, “Disability” or resignation for “Good Reason” (as such terms are defined below), then, (i) if the Change of Control or employment termination, as applicable, occurs prior to the date the restricted stock units are issued, such named executive officer will be entitled to be paid, within 30 days following the occurrence of the Change of Control or employment termination, as applicable, a lump-sum cash payment in an amount equal to the number of restricted stock units designated for issuance to such named executive officer multiplied by the closing price per share of Class A Stock on the Nasdaq on the last trading date immediately preceding the date the Change of Control or employment termination, as applicable, occurs, less applicable withholdings, or (ii) if the Change of Control or employment termination, as applicable, occurs on or after the date the restricted stock units are issued, all restricted stock units issued to such named executive officer will become fully vested and non-forfeitable as of immediately prior to the Change of Control or employment termination, as applicable.

For purposes of the restricted stock unit awards:

•

“Cause” means (i) for Messrs. Heller, Peiffer, and Cobb, “Cause” as defined in their respective employment agreement with the Company and (ii) for Messrs. Anderson and Moline, (A) a determination by the Company’s board of directors that the applicable named executive officer failed to substantially perform their duties (other than a failure resulting from their Disability); (B) the determination by the Company’s board of directors that the named executive officer failed to carry out, or comply with any lawful and reasonable directive of the Company’s board of directors or the named executive officer’s immediate supervisor; (C) the occurrence of any act or omission by the named executive officer that could reasonably be expected to result in (or has resulted in) the named executive officer’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the named executive officer’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or while performing the named executive officer’s duties and responsibilities for the Company; or (E) the named executive officer’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company.

•

“Good Reason” means (i) for Messrs. Heller, Peiffer, and Cobb, “good reason” as defined in their respective employment agreement with the Company and (ii) for Messrs. Anderson and Moline, the occurrence of any of the following without their prior written consent: (A) a material reduction in annual base salary or target annual cash bonus opportunity or (B) a relocation of the applicable named executive officer’s principal place of business of 50 miles or more, provided such relocation also increases their commute by at least 25 miles, subject to applicable notice of such event by Messrs. Anderson or Moline, the Company’s failure to cure and Messrs. Anderson’s or Moline’s timely resignation following the Company’s failure to cure; and

•

“Disability” means (i) for Messrs. Heller, Peiffer, and Cobb, “Disability” as defined in their respective employment agreement with the Company and (ii) for Messrs. Anderson and Moline, a permanent and total disability under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

Director Compensation

On February 10, 2020, the board of directors approved cash and equity-based compensation payable to the Company’s independent directors for service on the board of directors. Each of the Company’s independent directors other than the chairman of the board of directors will be paid an annual cash retainer of $100,000 and will also receive an annual equity award with a grant date fair value of approximately $125,000, with one-year cliff vesting. The chairman of the board of directors will be paid an annual cash retainer of $200,000, will receive $22,500 for medical insurance costs and will also receive an annual equity award with a grant date fair value of approximately $150,000. On February 10, 2020, the board of directors approved, effective upon the effectiveness of a registration statement on Form S-8 filed by the Company with the SEC covering the offer and sale of securities under the Incentive Plan and subject to the non-employee director’s continued service as a non-employee member of the board of directors until such time, the following awards of restricted stock units under the Incentive Plan for the 2020 annual equity awards for non-employee directors:

Name	Restricted Stock Units
Paul T. Bader	11,211
Marshall Heinberg	13,453
John P. Hendrickson	11,211

The restricted stock units will vest in a single installment on February 9, 2021.

Certain Relationships and Related Transactions

The information set forth in the section of the Proxy Statement entitled “Certain Relationships and Related Transactions” beginning on page 298 and the information set forth under the headings “Registration Rights Agreement” and “Investor Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

Nasdaq listing standards require that a majority of the members of the board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Company currently has three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules and as determined by the board of directors using its business judgment: Messrs. Bader, Heinberg and Hendrickson.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement entitled “PAE’s Business – Legal Proceedings” beginning on page 241, which information is incorporated herein by reference. The parties to the Moxie litigation discussed on page 242 of the Proxy Statement entered into a confidential settlement agreement on January 28, 2020, and on January 30, 2020, the Circuit Court for Arlington County dismissed the case with prejudice.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the section of the Proxy Statement entitled “Price Range of Securities and Dividends” on page 302, which information is incorporated herein by reference. Additional information regarding holders of the Company’s securities is set forth under “Description of Company Securities” below.

Following the Closing, on February 11, 2020, the Class A Stock and publicly-traded warrants were listed on Nasdaq under the symbols “PAE” and “PAEWW,” respectively. The warrants may be delisted from Nasdaq if there is not a sufficient number of round lot holders within 15 days of the consummation of the Business Combination and if delisted, may be quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange. The public units of the Company automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

Recent Sales of Unregistered Securities

Information regarding unregistered sales of the Company’s securities is set forth in: Part II, Item 5 of the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2019 and Item 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2019.

The description of the Stock Consideration under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the shares of the Class A Stock issued as Stock Consideration and in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Description of the Company’s Securities

Information regarding the Class A Stock and the Company’s warrants is included in the section of the Proxy Statement entitled “Description of Securities” beginning on page 281, which information is incorporated herein by reference.

The Company has authorized 211,000,000 shares of capital stock, consisting of (a) 210,000,000 shares of Class A Stock and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of the Company’s common stock are fully paid and non-assessable. As of the Closing Date, there were 92,040,654 shares of Class A Stock outstanding held of record by approximately 59 stockholders, no shares of preferred stock outstanding, and warrants to purchase 19,999,999 shares of Class A Stock outstanding held of record by approximately seven holders. Such holder numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the section of the Proxy Statement entitled “Information About the Company – Limitation on Liability and Indemnification of Officers and Directors” on page 216, which information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth in sections (a) and (b) of Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information regarding the Company’s material indebtedness following the Business Combination, including the asset-based revolving credit facility and first lien term loan, is set forth in the section of the Proxy Statement entitled “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Cash Flows Analysis – Financing” beginning on page 255, which information is incorporated by reference herein.

In addition, in connection with the Business Combination, the Company amended the credit agreements governing its existing first lien term loan, second lien term loan and asset-based revolving credit facility. Copies of such amendments are filed as Exhibits 10.6, 10.13 and 10.19, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Stock Consideration set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the shares of Class A Stock issued as Stock Consideration and in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, the Company filed the Second Amended and Restated Certificate of Incorporation of the Company (the “A&R Certificate”) with the Secretary of State of the State of Delaware. The material terms of the A&R Certificate and the general effect upon the rights of holders of the Company’s capital stock are described in the sections of the Proxy Statement entitled “Proposal No. 3 – Approval of the Second Amended and Restated Certificate of Incorporation” and “Proposal No. 4 – Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation” beginning on pages 186 and 190, respectively, which information is incorporated herein by reference. A copy of the A&R Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, the Company amended and restated its bylaws. A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 14, 2020, the audit committee of the Company’s board of directors approved a resolution appointing Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2020, replacing KPMG LLP, which was dismissed from its role as the Company’s independent registered public accounting firm, effective upon completion of its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2019, under the assumption that KPMG LLP is able to perform such audit, which is contingent upon KPMG LLP completing its independence review of the newly merged company.

KPMG LLP’s report on the Company’s financial statements for the fiscal year ended December 31, 2018 and the period from October 23, 2017 (inception) to December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, at no point during the fiscal year ended December 31, 2018 or the period from October 23, 2017 (inception) to December 31, 2017 and the subsequent interim period through the date of this Current Report on Form 8-K were there any (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG LLP with a copy of the foregoing disclosure and has requested that KPMG LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of KPMG LLP’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2019, 2018 and for the period from October 23, 2017 (inception) to December 31, 2017 and the subsequent interim period through date of this Current Report on Form 8-K, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan

The information set forth under the heading “Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Directors and Executive Officers

The information regarding the Company’s officers and directors set forth under the headings “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by the Company’s Amended and Restated Certificate of Incorporation (the “Existing Certificate”), the Company ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section of the Proxy Statement entitled “Proposal No. 1 – Approval of the Business Combination” beginning on page 131, which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The following financial statements included in the Proxy Statement are incorporated herein by reference:

1. The unaudited condensed consolidated financial statements of Shay Holding Corporation as of September 29, 2019 and December 31, 2018, and for the nine months ended September 29, 2019 and September 30, 2018 included in the Proxy Statement beginning on page FS-32; and

2. The audited consolidated financial statements of Shay Holding Corporation as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017 and for the period from January 8, 2016 (inception) through December 31, 2016 and from January 1, 2016 through March 14, 2016 (Predecessor) beginning on page FS-48.

The audited consolidated financial statements of Shay Holding Corporation as of December 31, 2019 and for the year ended December 31, 2019 will be filed as Exhibit 99.3 to an amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet and statements of operations as of September 30, 2019 and for the nine months ended September 30, 2019 and for the year ended December 31, 2018 are filed as exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The unaudited pro forma condensed combined balance sheet and statements of operations as of December 31, 2019 and for the year ended December 31, 2019 will be filed as Exhibit 99.4 to an amendment to this Current Report on Form 8-K.

(c) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1+	Merger Agreement, dated as of November 1, 2019, by and among Gores Holdings III, Inc., EAP Merger Sub, Inc., EAP Merger Sub II, LLC, Shay Holding Corporation and Platinum Equity Advisors, LLC, in its capacity as the Stockholder Representative (filed as Exhibit 2.1 to the Current Report on Form 8-K of the Company on November 1, 2019 and incorporated herein by reference).

3.1	Second Amended and Restated Certificate of Incorporation of PAE Incorporated.

3.2	Amended and Restated Bylaws of PAE Incorporated.

4.1	Specimen Class A Common Stock Certificate (filed as Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-226794) of the Company on August 10, 2018 and incorporated herein by reference).

4.2	Specimen Warrant Certificate (filed as Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-226794) of the Company on August 10, 2018 and incorporated herein by reference).

4.3	Warrant Agreement, dated September 6, 2018, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (filed as Exhibit 4.1 to the Current Report on Form 8-K of the Company on September 12, 2018 and incorporated herein by reference).

10.1	Form of Subscription Agreement (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company on November 1, 2019 and incorporated herein by reference).

10.2	Amended and Restated Registration Rights Agreement dated February 10, 2020, by and among the Company, Gores Sponsor III LLC, Randall Bort, William Patton, Jeffrey Rea and the stockholders of Shay Holding Corporation.

10.3	Investor Rights Agreement dated February 10, 2020, by and between the Company and PE Shay Holdings, LLC.

10.4	First Lien Term Loan Credit Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.5	Amendment No. 1 to First Lien Term Loan Credit Agreement, dated as of June 12, 2017, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.6	Amendment No. 2 to First Lien Term Loan Credit Agreement, dated as of January 31, 2020, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.7	First Lien Subsidiaries Guaranty, dated as of October 20, 2016, by and among each of the guarantors party thereto and Bank of America, N.A., as administrative agent.

10.8	First Lien Security Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain subsidiaries of PAE Holding Corporation party thereto and Bank of America, N.A., as collateral agent.

10.9	First Lien Pledge Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain subsidiaries of PAE Holding Corporation party thereto and Bank of America, N.A., as collateral agent.

10.10	First Lien/Second Lien Intercreditor Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the other grantors party thereto, Bank of America, N.A., as first lien collateral agent, and Bank of America, N.A. as second lien collateral agent.

10.11	Second Lien Term Loan Credit Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.12	Amendment No. 1 to Second Lien Term Loan Credit Agreement, dated as of June 12, 2017, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.13	Amendment No. 2 to Second Lien Term Loan Credit Agreement, dated as of January 31, 2020, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.14	Second Lien Subsidiaries Guaranty, dated as of October 20, 2016, by and among each of the guarantors party thereto and Bank of America, N.A., as administrative agent.

10.15	Second Lien Security Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain subsidiaries of PAE Holding Corporation party thereto and Bank of America, N.A., as collateral agent.

10.16	Second Lien Pledge Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain subsidiaries of PAE Holding Corporation party thereto and Bank of America, N.A., as collateral agent.

10.17	Revolving Credit Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.18	Amendment No. 1 to Revolving Credit Agreement, dated as of June 12, 2017, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.19	Amendment No. 2 to Revolving Credit Agreement, dated as of January 31, 2020, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.20	ABL Subsidiaries Guaranty, dated as of October 20, 2016, by and among each of the guarantors party thereto and Bank of America, N.A., as administrative agent.

10.21	ABL Security Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain subsidiaries of PAE Holding Corporation party thereto and Bank of America, N.A., as collateral agent.

10.22	ABL Pledge Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain subsidiaries of PAE Holding Corporation party thereto and Bank of America, N.A., as collateral agent.

10.23	Intercreditor Agreement, dated as of October 20, 2016, by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, the other borrowers and guarantors thereto, Bank of America, N.A., as revolving credit collateral agent, Bank of America, N.A., as initial fixed asset collateral agent and Bank of America, N.A. as second lien initial fixed asset collateral agent.

10.24#	Employment Agreement, dated as of March 14, 2016, between John E. Heller and Pacific Architects and Engineers Incorporated.

10.25#	Employment Agreement, dated as of March 14, 2016, between Charles D. Peiffer and Pacific Architects and Engineers Incorporated.

10.26#	Employment Agreement, dated as of March 14, 2016, between Paul W. Cobb and Pacific Architects and Engineers Incorporated.

10.27#	Offer letter, dated as of January 6, 2015, between Patricia Munchel and Pacific Architects and Engineers Incorporated.

10.28#	Offer letter, dated as of December 15, 2016, between Charles Anderson and Pacific Architects and Engineers Incorporated.

10.29#	Offer letter, dated as of May 15, 2017, between Rene “Chico” Moline and Pacific Architects and Engineers Incorporated.

10.30#	PAE Incorporated 2020 Equity Incentive Plan.

10.31#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Participation Plan Participants under the PAE Incorporated 2020 Equity Incentive Plan.

10.32#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Directors under the PAE Incorporated 2020 Equity Incentive Plan.

10.33#	Form of Pacific Architects and Engineers Incorporated 2016 Participation Plan Termination Agreement.

10.34	Form of Indemnity Agreement.

16.1	Letter from KPMG LLP to the Securities and Exchange Commission.

21.1	Subsidiaries of the Registrant.

99.1	Unaudited Pro Forma Condensed Combined Financial Statements of PAE Incorporated and its subsidiaries as of September 30, 2019 and for the nine months ended September 30, 2019.

99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Shay Holding Corporation for the years ended December 31, 2019, 2018 and 2017.

99.3*	Audited Consolidated Financial Statements of Shay Holding Corporation as of December 31, 2019 and for the year ended December 31, 2019.

99.4*	Unaudited Pro Forma Condensed Combined Financial Statements of PAE Incorporated and its subsidiaries as of December 31, 2019 and for the year ended December 31, 2019.

+	The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.
#	Management contract or compensatory plan or arrangement.
*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2020	PAE Incorporated

	By:	/s/ Charles D. Peiffer
	Name:	Charles D. Peiffer
	Title:	Executive Vice President & Chief Financial Officer